Exhibit 21    LIST OF SUBSIDIARIES

1957285 Ontario Inc. dba Quality Underwriting Services
2089729 Ontario, Inc.
2248848 Ontario Inc.
3065619 Nova Scotia Company
3257959 Nova Scotia Company
8165335 Canada Inc.
8348596 Canada Inc.
896988 Ontario Limited
9279-3280 Quebec Inc.
Accupath Diagnostic Laboratories, Inc.
Beacon Laboratory Benefit Solutions, Inc.
Beacon LBS IPA, Inc.
CannAmm GP Inc.
CannAmm Limited Partnership
Center for Disease Detection, LLC
Center for Disease Detection International
Centrex Clinical Laboratories, Inc.
Clearstone Central Laboratories (U.S.) Inc.
Clearstone Holdings (International) Ltd.
Clipper Holdings, Inc.
Colorado Coagulation Consultants, Inc.
Colorado Laboratory Services, LLC
Correlagen Diagnostics, Inc.
Covance Inc.
Curalab Inc.
Cytometry Associates, Inc.
Czura Thornton (Hong Kong) Limited
DCL Acquisition, Inc.
DCL Medical Laboratories, LLC
DCL Sub LLC
Decision Diagnostics, L.L.C. (aka DaVinici/Medicorp LLC)
Diagnostic Services, Inc.
DIANON Systems, Inc.
DL Holdings Limited Partnership
Dynacare - Gamma Laboratory Partnership
Dynacare Company
Dynacare G.P. Inc.
Dynacare Holdco LLC
Dynacare Laboratories Inc.
Dynacare Laboratories Limited Partnership
Dynacare Northwest Inc.
Dynacare Realty Inc.
DynaLifeDX
DynalifeDX Infrastructure Inc.
Endocrine Sciences, Inc.
Esoterix Genetic Counseling, LLC
Esoterix Genetic Laboratories, LLC
Esoterix, Inc.
Execmed Health Services Inc.
FirstSource Laboratory Solutions, Inc.
Gamma Dynacare Central Medical Laboratories GP Inc.
Gamma Dynacare Central Medical Laboratory Limited Partnership
GDML Medical Laboratories Inc
Health Testing Centers, Inc.
Health Trans Services Inc.

HHLA Lab-In-An-Envelope, LLC
Home Healthcare Laboratory of America, LLC
IDX Pathology, Inc.
Impact Genetics Corporation
Impact Genetics, Inc.
Kaleida LabCorp, LLC
Lab Delivery Service of New York City, Inc.
LabCorp Belgium Holdings, Inc.
LabCorp BVBA
LabCorp Central Laboratories (Canada) Inc.
LabCorp Central Laboratories (China) Inc.
LabCorp Colorado, Inc.
LabCorp Development Company
LabCorp Employer Services, Inc.
LabCorp Health System Diagnostics, LLC
LabCorp Indiana, Inc.
LabCorp Japan, G.K.
LabCorp Limited
LabCorp Michigan, Inc.
LabCorp Nebraska, Inc.
LabCorp Neon Ltd.
LabCorp Neon Switzerland S.à.r.l.
LabCorp Specialty Testing Billing Service, Inc.
LabCorp Specialty Testing Group, Inc.
LabCorp Staffing Solutions, Inc.
LabCorp Tennessee, LLC
LabCorp UK Holdings, Ltd.
Laboratoire Bio-Medic Inc.
Laboratory Corporation of America
LabWest, Inc.
Lifecodes Corporation
LipoScience, Inc.
Litholink Corporation
MedAxio Insurance Medical Services GP Inc.
MedAxio Insurance Medical Services LP
Medical Neurogenitics, LLC
Medtox Diagnostics, Inc.
Medtox Laboratories, Inc.
MEDTOX Scientific, Inc.
Monogram Biosciences UK Limited
Monogram Biosciences, Inc.
National Genetics Institute
New Brighton Business Center LLC
New Imaging Diagnostics, LLC
New Molecular Diagnostics Ventures LLC
NWT Inc.
Orchid Cellmark ULC
PA Labs, Inc.
Path Lab, Incorporated
Pathology Associates Medical Lab, LLC
Paclab LLC
Pee Dee Pathology Associates, Inc.
Persys Technology Inc.
Pixel by LabCorp
Princeton Diagnostic Laboratories of America, Inc.
Protedyne Corporation
Saint Josephs-PAML, LLC
Sequenom Biosciences (India) Pvt. Ltd.

Sequenom Center for Molecular Medicine, LLC
Sequenom, Inc.
SW/DL LLC
Tandem Labs Inc.
Tri-Cities Laboratory, LLC
Viro-Med Laboratories, Inc.
Yakima Medical Arts, Inc.

Covance Inc. Active Entities
CJB Inc.
Covance (Argentina) S.A.
Covance (Asia) Pte. Ltd.
Covance (Barbados) Holdings Ltd.
Covance (Barbados) Ltd.
Covance (Canada) Inc.
Covance (Polska) Sp.Zo.O
Covance Asia-Pacific Inc.
Covance Austria GmbH
Covance Bioanalytical Services LLC
Covance Brazil Pharmaceutical Services Limitada
Covance Central Laboratory Services Inc.
Covance Central Laboratory Services Limited Partnership
Covance Central Laboratory Services S.a r.l
Covance Chile Services Limitada
Covance Clinical and Periapproval Services AG
Covance Clinical and Periapproval Services BVBA
Covance Clinical and Periapproval Services Limited
Covance Clinical and Periapproval Services LLC
Covance Clinical Development GmbH
Covance Clinical Development Private Limited
Covance Clinical Development SA
Covance Clinical Development SARL
Covance Clinical Development S.R.L.
Covance Clinical Development SRL
Covance Clinical Product Developments Ltd.
Covance Clinical Research Unit Inc.
Covance Clinical Research Unit Limited
Covance Clinical Research, L.P.
Covance CLS Holdings Limited LLC
Covance CLS Holdings Partnership LP
Covance Colombia Services Limitada
Covance Consulting Limited
Covance CRS (Switzerland) GmbH
Covance CRS Analytics Ltd.
Covance CRS Developments Limited
Covance CRS International Limited
Covance CRS Laboratories, LLC
Covance CRS Limited
Covance CRS Research Limited
Covance CRU Inc.
Covance Denmark ApS
Covance Development Services (Pty) Ltd
Covance Hong Kong Holdings Limited
Covance Hong Kong Services Limited
Covance Hungaria Consultancy Limited Liability Company
Covance India Pharmaceutical Services Private Limited
Covance International Holdings B.V.
Covance Japan Co., Ltd.

Covance Korea Services Limited
Covance Laboratories Inc.
Covance Laboratories Korea Company Limited
Covance Laboratories Limited
Covance Latin America Inc.
Covance Limited
Covance Luxembourg S.a r.l.
Covance Market Access Services Inc.
Covance Mexico Services, S. DE R. L. De C.V.
Covance Neon Luxembourg S.a r.l.
Covance New Zealand Limited
Covance Periapproval Services Inc.
Covance Peru Services S.A.
Covance Pharma Consulting Limited
Covance Pharmaceutical Research and Development (Beijing) Co., Ltd.
Covance Pharmaceutical Research and Development (Shanghai) Co., Ltd.
Covance Preclinical Corporation
Covance Preclinical Services GmbH
Covance Pty Ltd
Covance Research Holdings, LLC
Covance Scientific Services & Solutions Private Limited
Covance Services (Thailand) Limited
Covance Services Malaysia Sdn. Bhd.
Covance Specialty Pharmacy LLC
Covance Taiwan Services Limited
Covance US Holdings Limited LLC
Covance US Holdings Partnership LP
Covance Virtual Central Laboratory B.V.
Fairfax Storage Limited
Global Specimen Solutions, Inc.
Hazpen Trustees Ltd.
LSR Pension Scheme Limited
Medaxial Limited
Sciformix Europe Limited
Sciformix Philippines, Inc.
Texas Covance GP, Inc.
The Covance Charitable Foundation

Covance Inc. Inactive Entities
Covance Classic Laboratory Services Inc.
Covance CRS Japan Co. Ltd
Covance CRS Co. Ltd
Covance Genomics Laboratory LLC
Covance Laboratory SAS
Covance NPA Inc.
Integrated Safe Foods Limited
Integrated Safe Foods Pte Ltd.
International Food Network Ltd
JSG R&D LLC
Nexigent Inc.
PMD Properties, LLC
REIM LLC
Safe Foods International Holdings LLC
SLJK LLC
SPHN LLC

Chiltern International Group Limited Operating Entities
Chiltern - Pesquisa Clinica Ltda

Chiltern Clinical Research Ukraine LLC
Chiltern International Group Ltd. (CIGL) HL
Chiltern International Holdings Limited
Chiltern Clinical Research Ukraine LLC
Chiltern Investigacion Clinica Limitada
Endpoint Clinical, Inc.
Endpoint Clinical India Private Limited
Endpoint Clinical (UK) Limited
Havenfern Limited
Ockham Development Group (Holdings) UK Limited
Ockham Europe Limited
Theorem Clinical Research Holdings B.V.
Theorem Clinical Research International B.V.
Theorem Clinical Research Latin America B.V.
Theorem Clinical Research Pte. Ltd.
Theorem Research Associates, Inc.

Chiltern International Inactive Entities
Chiltern Clinical Research (Philippines) Inc.
Chiltern Clinical Research KK
Chiltern International AB
Chiltern International EOOD
Chiltern International Limited
Chiltern International LLC
Chiltern International Ltd
Chiltern International Pty. Ltd
Chiltern Pharmaceutical and Technology Consulting (Shanghai) Co. Ltd.
Chiltern Research International (Pty) Ltd
Integrated Development Associates Philippines, Inc.
Theorem Clinical Research Co., Ltd.

Dynacare non-operating entities identified subsequent to the acquisition of Dynacare Inc. on July 25, 2002
1004679 Ontario Limited
563911 Ontario Limited
794475 Ontario Inc.
829318 Ontario Limited
854512 Ontario Limited
879606 Ontario Limited
900747 Ontario Ltd.
925893 Ontario Limited
942487 Ontario Ltd.
942489 Ontario Ltd.
942491 Ontario Limited
942492 Ontario Ltd.
947342 Ontario Ltd.
949235 Ontario Ltd.
958069 Ontario Inc.
977681 Ontario Inc.
978550 Ontario Ltd.
978551 Ontario Ltd.
Amherstview Medical Centre Developments Inc.
DHG Place Du Centre Clinique
Dynacare Canada Inc.
Dynacare International Inc.
Glen Davis Equities Ltd.
L.R.C. Management Service Inc.
Lawrence-Curlew Medical Centre Inc.
Roselat Developments Limited

St. Joseph's Health Centre
Stockwin Corporation Ltd.
Thistle Place Care Corp.
Toronto Argyro Medical Laboratories Ltd.
Woodstock Medical Arts Building Inc.